11111 Katy Freeway, Suite 910 Houston, TX 77079 (713) 973-5720 tel (713 973-5777 fax
March 23, 2008

Mr. Ferdinando Petrucci
Via Stazione, 133a
Arce, Italy

Re:
Amendment No. 6 (“Amendment No. 6) to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007, November 9, 2007 and February 20, 2008 between Ferdinando Petrucci (“Petrucci”) and H2Diesel, Inc. (“H2Diesel”), a wholly owned subsidiary of H2Diesel Holdings, Inc. (as amended, the “License Agreement”)

Dear Mr. Petrucci:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this Amendment No. 6 to the License Agreement in the space provided below:

The due date for US$850,000 of the US$1,000,000 payment originally due March 20, 2008 is extended to such date when H2 closes a financing transaction with net proceeds that exceed $850,000.

Very truly yours,

H2Diesel, Inc.

By:	/s/ David A. Gillespie
Name: David A. Gillespie
Title: President and Chief Executive Officer

Acknowledged and agreed to this 25 day of March 2008:

/s/ Ferdinando Petrucci

Ferdinando Petrucci